                                                             Exhibit 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

                        ST. MARY ANNOUNCES CLERICAL ERROR

DENVER, January 28, 2003 - St. Mary Land & Exploration Company (NYSE: SM)
today announced that it learned that a clerical error had been made in calculating and presenting the mark-to-market of its natural gas hedging instruments and the corresponding component of equity ("Accumulated Other
Comprehensive Income") and deferred taxes on its balance sheets. The error appears in its quarterly reports on Form 10-Q for the periods ending March 31,
2002, June 30, 2002 and September 30, 2002. The error does not affect the statements of operations or statements of cash flow for those periods.

The Company is filing a Form 8-K concurrently with this release, which provides additional details. The Company has concluded that the effects of these clerical errors on its balance sheets were not material.

This release contains forward-looking statements within the meaning of securities laws. The words "will," "believe," "anticipate," "intend,"
"estimate," and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and risks, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.
                                                                        PR-03-02
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